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                                                                     Exhibit 10v

                               STUART C. JOHNSON

                                   TERM SHEET
                                   ----------


 . The Employment Agreement, dated June 25,1996 (the "Employment Agreement"), will be superseded by a new agreement conforming to this term sheet

 .  Mr. Johnson will voluntarily resign effective July 1, 1997 (the "Separation
   Date")

 .  Until the Separation Date, Mr. Johnson will:

        .  retain Senior Manager status

        . receive a base salary at a level not less than his existing base salary

        . receive a short term award for 1996 in accordance with the terms of the plan

        . retain his existing salary grade 33 (or a comparable compensation band under any applicable post-merger compensation structure)

        .  continue participation in benefit plans through the Separation Date

 . Until the Separation Date, Mr. Johnson will serve in a position in which his responsibilities will include consolidating Bell Atlantic's video operations and business interests, and such other duties assigned by the officer to whom he reports.

 . The merger-related stay incentive will be governed by the terms of the Employment Agreement except:

        . He will be eligible to receive the Stay Incentive (or the merger cancellation payment) within 30 days of the earlier of the closing (or cancellation) of the Merger or his Separation Date

 .  After resignation on the Separation Date:

        . Separation payments will be governed by the terms of the Employment Agreement, with two years' "pay" (as defined in the Employment Agreement) payable in 24 monthly installments, subject to continuing compliance with the stated non-compete, non-recruiting and proprietary information rules.

        . Eligibility to receive, in an amount to be determined and paid in first quarter 1998, a cash payment equal to the 6/12ths prorated short term award for 1997 (with all applicable customer service thresholds and performance modifiers under the plan) which he would have been eligible to receive if he had been retirement-eligible on the Separation Date.

        .  Stock Options:

              . Special 1994 options remain governed by their terms, and are therefore potentially exercisable, subject to price hurdles, until 2nd anniversary of Separation Date

              . All other outstanding stock options are governed by their terms, subject to the Employment Agreement provision which, upon the Closing of the Merger, deems Mr. Johnson to have exercise rights as though he remained active through the 2nd anniversary of Merger closing, and then retired with up to 5
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                 further years to exercise.

 .  Deferred Compensation:

        . All balances deferred under the Plan will be fully vested and payable in full as soon as practicable after the Separation Date in a single sum, in accordance with the terms of the Plan applicable to resignations without retirement eligibility .

 .  Pension:

        . Upon attaining 5 years' service (in April 1997), accrued benefits under the Cash Balance and Senior Management plan will vest.

        . Benefits will be payable upon separation in accordance with the terms of the plans.

 . Savings Plan benefits were previously vested in 1995, and remain fully vested.

 . Eligibility to purchase 18 months of health continuation coverage under COBRA.

 . Mr. Johnson will continue to be protected, and legally defended, under the terms and to the extent of the applicable indemnification provisions for former officers under the By-Laws of the Company, and, in consideration for the Company's performance under all the provisions of this Agreement, Mr. Johnson will actively and fully cooperate with the Company in connection with any legal disputes regarding matters of which he has knowledge. The Company will reimburse Mr. Johnson for his expenses in connection with his providing such active cooperation.

 . The terms of this Agreement, and Mr. Johnson's continuing employment, are subject to the Company's customary requirements of continuing compliance with the Business Code of Employee Conduct and other written corporate policies.

 . The Agreement will contain other legal boilerplate commonly used in the Company's separation agreements, such as the requirement that Mr. Johnson tender resignations from corporate board and officer positions when requested, and sign legal releases at the time of signing the Agreement and on his Separation Date.


For Bell Atlantic Corporation

Signed: James G. Cullen, Vice Chairman

Signed: James R. Young, Vice President - General Counsel


For Mr. Johnson

Signed: Stuart C. Johnson